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                                                                    Exhibit 3.14

                                     BYLAWS

                                       OF

                           IPSCO STEEL (ALABAMA) INC.

                        (herein called "the Corporation")

                                    ARTICLE I

                                     OFFICES

     The principal office of the Corporation in the State of Alabama shall be located in the City of Mobile, in the County of Mobile. The Corporation may have such other offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation, required by the Alabama Business Corporation Act (the "Act") to be maintained in the State of Alabama, may be, but need not be, identical with the principal office in the State of Alabama. The Corporation's registered agent or the address of its registered office may be changed from time to time by the Board of Directors by causing the Corporation to deliver to the Secretary of State for filing a statement of change setting forth the information required by the Act.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 2.1 Annual Meeting. The annual meeting of the shareholders shall be held once a year on such month, day and time, beginning with the year 1999, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State in which the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for an annual meeting of the shareholders, or at any adjournment thereof, then the Board of Directors shall cause the election of directors to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     Section 2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, the Secretary or by the Board of Directors and shall be called by the Chairman of

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the Board or the Secretary at the request of holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting.

     Section 2.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Alabama, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Alabama, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of the meeting shall be the principal office of the Corporation in the State of Alabama.

     Section 2.4 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, or of a meeting which is required by statute to be held for any special purpose, or of an annual meeting at which special action is to be taken, the purpose or purposes for which the meeting is called, or the special action which is proposed to be taken, shall, unless otherwise prescribed by statute or the Constitution of Alabama of 1901, be delivered not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

     Section 2.5 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders entitled to notice of or to vote at any meeting of shareholders made as provided in this section is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 2.6 Voting Lists. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the meeting showing the address and the number of shares held by each shareholder. Such list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office. The Corporation shall make such list of shareholders available at the meeting for inspection by any shareholder, his or her agent, or attorney at any time during the meeting or any adjournment.

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     Section 2.7  Quorum. A majority of the outstanding shares of the
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If a quorum is present when a vote is taken, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action unless the Constitution of Alabama of 1901, statutes, or the Articles of Incorporation require a greater number of affirmative votes. Once present, a shareholder is, unless established to the contrary, presumed present for quorum purposes for the remainder of the meeting.

     Section 2.8 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 2.9 Voting of Shares By Certain Holder. Except as provided in this section, shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Neither shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for the purpose of any meeting, except that in determining compliance with Sections 234 or 237 of the Constitution of Alabama of 1901, such shares other than treasury shares shall be counted and voted in the manner authorized and directed by a majority of the remaining shareholders of the Corporation.

     Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

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     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 2.10 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Section 2.11 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such written consents shall be delivered to the Corporation for inclusion in the minutes of the Corporation.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

     Section 3.2 Number, Tenure and Qualifications. The number of Directors of the Corporation shall be not less than one (1) nor more than ten (10). Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified, subject to removal by the shareholders with or without cause. Directors need not be residents of the State of Alabama or shareholders of the Corporation.

     Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders, provided, however, any such regular meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings, or in a consent and waiver of notice thereof, signed by all Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Alabama, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two Directors.

     Section 3.5 Notice. Special meetings of the Board of Directors shall be preceded by at least five days' notice to each Director of the date, time, and place of the meeting. Any Director many waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express

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purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The purpose of any regular or special meeting of the Board of Directors need not be specified in the notice or waiver of notice of such meeting.

     Section 3.6 Quorum. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting a majority of the Directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors. A Director is, unless established to the contrary, presumed present for quorum purposes for the remainder of a meeting at which he or she has been present for any purpose.

     Section 3.7 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.8 Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

     Section 3.9 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected until the next annual meeting of shareholders. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose.

     Section 3.10 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Director or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.11 Resignations. Any Director of the Corporation may resign at any time by giving written notice thereof to the Board of Directors or to the Corporation. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date.

     Section 3.12 Removal of Directors. Any Director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of all the shares of stock entitled to vote for that Director's election at any special meeting of the shareholders called for that purpose, and the vacancy in the Board caused by any such removal may be filled by the shareholders at such meeting.

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     Section 3.13 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Alabama, as the place of meeting for any regular or special meeting of the Board of Directors. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     Section 3.14 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she hall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.1 Number. The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and one or more Assistant Secretaries (if the Board of Directors so elects), a Treasurer, and one or more Assistant Treasurers (if the Board of Directors so elects), or a Secretary-Treasurer (if the Board of Directors so elects), each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. The failure of the Board of Directors to elect any officer other than a President and a Secretary shall not constitute a violation of these Bylaws.

     Section 4.2 Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

     Section 4.3 Resignation: Removal. Any officer may resign at any time by giving notice to the Corporation. Such resignation is effective when the notice is given unless the notice specifies a later effective date. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time, by the affirmative vote or the Board of

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Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract right in favor of such officer or agent.

     Section 4.4 Vacancies. A vacancy in any office elected or appointed by the Board of Directors because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     Section 4.5 Chairman of the Board. The Chairman of the Board, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or She may sign, with the Secretary or an Assistant Secretary, certificates for share of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 4.6 President. The President, subject to the control of the Board of Directors and the Chairman of the Board, shall in general supervise and control the day to day affairs of the Corporation. He or she shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. He or she may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 4.7 The Vice Presidents. In the absence of the Chairman of the Board and the President or in the event of the President's, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     Section 4.8 The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose;

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(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairman of the Board, President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     Section 4.9 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties as from time to time may be assigned to him or her by the Chairman of the Board, President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     Section 4.10 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries may sign with the Chairman of the Board, President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by, the Secretary or the Treasurer, respectively, or by the Chairman of the Board, President or the Board of Directors. Further, the Assistant Secretary is authorized to perform the duties and exercise the powers of the Secretary, and under the supervision of the Secretary, shall perform such other duties as are prescribed by the Board of Directors, the President or the Secretary from time to time. Further, the Assistant Treasurer is authorized to perform the duties and exercise the powers of the Treasurer, and under the supervision of the Treasurer, shall perform such other duties as are prescribed by the Board of Directors, the President or the Treasurer from time to time.

     Section 4.11 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

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                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 5.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 5.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Provided, however, intercompany loans and evidences of indebtedness shall not require authorization by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 5.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 5.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

     Section 5.5 Proxies. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board may from time to time appoint an attorney or agent of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock, membership or partnership interest or other securities in any other corporation, limited liability company and/or limited partnership, any of whose stock, membership or partnership interest or other securities may be held by the Corporation, at meetings of the holders of the stock, membership or partnership interest or other securities of such other corporation, limited liability company and/or limited partnership or to consent in writing, in the name and on behalf of the Corporation, as such holder, to any action by such other corporation, limited liability company and/or limited partnership and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

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                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 6.1 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed in the manner provided by the Alabama Business Corporation Act and any act amendatory thereof, supplementary thereto or substituted therefor, by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 6.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     Section 6.3 Lost, Stolen, Destroyed or Mutilated Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors or the Chairman of the Board may in its or his or her discretion require and on delivery to the Corporation, if the Board of Directors or the Chairman of the Board shall so require, of a bond of indemnity, upon such terms and secured by such surety as the Board of Directors or President may in its or his or her discretion require.

                                   ARTICLE VII

                                  DISTRIBUTIONS

     The Board of Directors may from time to time declare, and the Corporation may pay, distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.

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                                  ARTICLE VIII

                                      SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and such other words as the Board of Directors may prescribe.

                                   ARTICLE IX

                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws, the Articles of Incorporation, the provisions of the Alabama Business Corporation Act and any act amendatory thereof, supplementary thereto or substituted therefor, or the Alabama Constitution, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Such waiver shall be delivered to the Corporation for inclusion with the minutes of the Corporation.

                                    ARTICLE X

                                   AMENDMENTS

     These ByLaws (or any section thereof) may be altered, amended or repealed and new Bylaws (or any section thereof) may be adopted by the Board of Directors or by the shareholders at any regular or special meeting.

                                   ARTICLE XI

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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                                   ARTICLE XII

                                 INDEMNIFICATION

     Section 12.1 Action Other Than By Or In The Right Of The Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or partner of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such claim, action, suit or proceeding (including, without limitation, conduct with respect to an employee benefit plan) if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 12.2 Action By Or In The Right Of The Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or partner of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or was adjudged liable on the basis that personal benefit was improperly received by him or her unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 12.3 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article XII, to the extent that a director or officer of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 12.1 and 12.2 hereof or in defense of any claim, issue or matter therein including the

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dismissal of an action, suit or proceeding without prejudice, the disposition of a claim or issue by partial summary judgment, or any other partial success or the settlement of an action, suit or proceeding without admission of liability he or she shall be indemnified against all reasonable expenses (including attorneys' fees) incurred by him or her in connection therewith, notwithstanding that he or she has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

     Section 12.4 Determination of Right to Indemnification. Any indemnification under Sections 12.1 and 12.2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 12.1 and 12.2 of this Article XII. Such determination shall be made (1) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who are or were not parties to, such claim, action, suit or proceeding, or (2) if such a quorum is not obtainable, by a majority vote of a committee duly designated by the Board of Directors of the Corporation consisting solely of two or more directors not at the time parties to the proceeding, or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (1) or (2) above or, if such selection in the manner prescribed in (1) or (2) above cannot be used, then by a majority vote of the full Board of Directors or (4) by the shareholders of the Corporation.

     Section 12.5 Advances of Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in Section 12.4 hereof upon receipt of a written affirmation of good faith belief that the person indemnified has met the standards of conduct described in Sections 12.1 and 12.2 hereof and a written undertaking by or on behalf of such person to repay such amount if and to the extent that it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XII.

     Section 12.6 Right to Indemnification Upon Application: Procedure Upon Application. Any indemnification shall be made promptly upon the written request of the person seeking indemnification, unless with respect to applications under Sections 12.1 or 12.2 hereof, a determination is reasonably and promptly made in the manner prescribed in Section 12.4 hereof that such director or officer acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying such person.

     Section 12.7 Other Rights and Remedies. The indemnification authorized by this Article XII shall not be deemed exclusive of and shall be in addition to any other right to which any director, officer, employee or agent of the Corporation may be entitled under any statute, rule of law, provisions of articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such persons official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of directors and officers shall be made to the fullest extent permitted by law and that indemnification

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of other employees and agents shall be made on a case by case basis, except as otherwise mandated by law. All rights to indemnification under this Article XII shall be deemed to be provided by a contract between the Corporation and its directors and officers who serve in such capacity at any time while these By-Laws and other relevant provisions of the Alabama Business Corporation Act and other applicable laws, if any are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

     Section 12.8 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person, and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article XII.

     Section 12.9 Indemnity Fund. Upon resolution adopted by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article XII and/or agreements which may be entered into between the Corporation and its directors, officers, employees and agents from time to time.

     Section 12.10 Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such director, officer, employee or agent.

     Section 12.11 Savings Clause. Neither the repeal nor modification of this
Article XII nor the adoption of any provisions of the Articles of Incorporation or Bylaws of the Corporation inconsistent with this Article XII shall adversely affect the rights of any director, officer, employee or agent to indemnification with respect to any action, suit, proceeding or claim that had accrued or arisen prior to such repeal, modification or adoption of an inconsistent provision.

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